                                                                   Exhibit 10.11

                         (Confidential Portions Omitted)
                         EXCLUSIVE FIRST LOOK AGREEMENT

         This Agreement (the "Agreement") is being entered into as of this 16th day of May, 2002 by and between BAM! ENTERTAINMENT, INC. ("BAM") and SOUTHPAW MEDIA GROUP, INC. ("Southpaw"), a California corporation and sets forth the terms and conditions of their agreement regarding BAM's acquisition of certain rights to Southpaw's Projects (as defined below) on an exclusive basis and certain other motion picture and television product, all as more particularly set forth below. As used herein, the term "SMG" shall refer to Southpaw and any entity owned or controlled, whether in whole or in part, directly or indirectly by Southpaw or by any shareholder of Southpaw and the term "Parties" shall refer collectively to BAM and SMG, and the term "Party" shall refer to BAM or SMG individually. The Parties hereby agree as follows:

         1. SCOPE OF THE AGREEMENT: For good and valuable consideration, receipt of which is hereby acknowledged:

                  a. Exclusive First Look Obligation. During the Output Term (as defined herein), SMG shall submit to BAM, on an exclusive "first-look" basis, all Projects (as defined herein) for BAM's consideration for potential acquisition by BAM of the right to exploit the Granted Rights (as defined in Paragraph 2 hereof) in perpetuity throughout the universe, in accordance with the terms and conditions hereof. Each submission of a Project shall be made by SMG in accordance with the requirements and procedures set forth below. The term "Project" shall mean a concept, story or other literary work or an original first class theatrical motion picture, made for television movie ("MOW") or television series ("Series") (i) to be produced by or acquired for theatrical or television release by SMG, Richard Lewis (hereafter referred to as "Lewis") or any entity owned or controlled, whether in whole or in part, directly or indirectly by Lewis and/or SMG; or (ii) produced or developed or to be produced or developed by SMG or Lewis or any entity owned or controlled, whether in whole or in part, directly or indirectly by Lewis and/or SMG and released as a theatrical motion picture, MOW or Series by any other person, party or entity. For purposes hereof, "first look" means that a Project shall be submitted solely and exclusively to BAM for purposes of acquiring the Granted Rights in and to such Project before the same is submitted to any other person or entity for such same purpose. It is the essence of this Agreement that SMG will not submit any Project to a third party for acquisition, licensing, exploitation or any other use of the Granted Rights unless and until the Project has been submitted to BAM hereunder and BAM has declined to exploit the Granted Rights to the Project (a "Rejected Project"). A Project for which BAM elects to exploit the Granted Rights shall be referred to as an "Included Project." Notwithstanding the foregoing to the contrary, Project shall not include (i) any Existing Project (as such term is defined below) unless the rights in the Existing Project revert to Lewis or SMG during the Output Term; (ii) any motion picture or television series where Southpaw or Lewis has been hired to produce such motion picture or television series and the rights to such motion picture or television series are not owned by Lewis and/or SMG; or (iii) a Project where the Granted Rights have been sold, assigned and transferred to another person, party or entity prior to SMG acquiring the rights to the Project. The term Existing Project means the following


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Projects: "The Volunteer" which project is subject to an agreement between
Southpaw and New Line Pictures, Inc.; "Across the Universe" which project is subject to an agreement between Pandemonium Pictures LLC and Southpaw and "Whole Wide World" which project is subject to an agreement between Pandemonium Pictures LLC. and Southpaw.

         2. GRANT OF RIGHTS: SMG hereby irrevocably grants, transfers, assigns and licenses to BAM the Granted Rights (as defined below) in and to each Included Project during the Output Term (as defined herein) in perpetuity throughout the universe subject to, and in accordance with, the terms hereof.

                  a. Granted Rights. The term "Granted Rights" shall mean the exclusive Interactive Entertainment Rights to each of the Projects, all rights necessary to distribute, exploit, advertise, promote and publicize such Interactive Entertainment Rights and subject to paragraph 15 below the identical rights to all remakes, sequels and prequels of each Project, for exploitation in perpetuity (the "Exploitation Period") throughout the Universe. "Interactive Entertainment Rights" shall mean all of the following: (a) rights to develop, manufacture and otherwise exploit interactive products (the "Products") no matter in what storage mechanism such Products are delivered (whether now known or hereafter devised including, without limitation, storage mechanisms such as compact discs, optical discs, ROM cartridges, cassettes, computer chips, hard drives, or floppy disks) or whether such Products are delivered via cable, over the air, by telephone wire or via any other electronic or digital delivery systems, whether now known or later devised and shall include, without limitation, the right of exploitation by means of all interactive software platforms including, without limitation: (i) IBM PC, Apple Macintosh and Power PC compatible computers and any similar or successor personal computers ("PC-Machines"), whether operating under DOS, Windows, OS/2, Macintosh OS, UNIX, LINUX or any similar or successor operating system, and whether operating in stand-alone or networked configuration including, without limitation, on interactive networks, and regardless of storage media (e.g., whether on CD-ROM, DVD, magnetic, optical. solid-state or other media), (ii) the Internet or any network hereafter created or devised to replace or supplement the Internet,
(iii) dedicated console gaming systems and any similar or successor gaming systems (e.g., Sony PlayStation, Sony PlayStation 2, Sega Dreamcast, Nintendo Gamecube, Nintendo 64, Microsoft X -Box, etc.), (iv) coin operated, token operated or other arcade games, and (v) handheld consoles and devices (e.g., Nintendo Color Gameboy, Nintendo Game Boy Advanced, Palm OS, wireless computing and communication devices, cell phones, etc.); and (b) rights to use elements of each Project including, without limitation, the soundtrack, Compositions (as defined below) (including, without limitation, master recordings embodying such soundtrack and Compositions) to each Project, and the names, likenesses, biographies, photographs and recorded voices of all persons appearing in each Project (the rights to use the soundtrack, Compositions and master recordings embodied in each Project, and the names, likenesses, biographies, photographs and recorded voices of all persons appearing in each Project shall be collectively referred to as the " Controlled Rights") (x) as part of the name, label, packaging, or trade dress (i.e., overall appearance and commercial impression) of the Products, (y) as part of the sound, graphics or other audio-visual elements integral to the Products for use in all interactive media whether heretofore known or hereafter developed, and (z) in print media, point of sale, radio broadcast and television advertising, and in brochures, sales literature and promotional activities, including on-line and wireless promotional activities, for the Products. The Parties agree that the


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

Granted Rights to a Project are subject only to any non-financial (and financial with respect only to Uncontrolled Rights {as defined below}) contractual restrictions thereon set forth in any bonafide agreement entered into by SMG, or SMG's Permitted Assignee (as defined below) of such Project, with third parties of which BAM has received written notice at the time of the submission of a Project to BAM as provided in paragraph 3 below, except as otherwise specified below. In connection with BAM's use of the Controlled Rights, in the event that SMG or Lewis do not own or control all or any part of the Controlled Rights to an Included Project (herein the Controlled Rights not owned or controlled by SMG or Lewis shall be referred to as "Uncontrolled Rights"), then the use of such Uncontrolled Rights by BAM shall be subject to BAM obtaining the right to use such Uncontrolled Right from the owner of such Uncontrolled Right. Any costs, expenses, or royalties incurred by BAM in obtaining or using or exploiting any Uncontrolled Right in a Product or for the advertising, marketing or promotion thereof, shall hereinafter be referred to as an "Uncontrolled Rights Costs". All Uncontrolled Rights Costs shall be deductible from Net Sales as more specifically set forth herein. SMG hereby covenants that it will use its best efforts to secure for BAM the right to use the Controlled Rights in the Product without payment of any kind for the use of such Controlled Rights. For the sake of clarification, and notwithstanding anything to the contrary contained herein, there shall be no restrictions of any kind concerning BAM's use of the name of the Project, the storyline of the Project or the names of any of the characters contained in the Project or the other rights described in paragraph 2(a) of this Agreement.

                  b. Wide Release Condition. Notwithstanding anything to the contrary contained herein, the Parties agree (i) that in the event that an Included Project is a motion picture which shall fail to be released theatrically on at least 800 screens in the United States simultaneously at any time during the 8 weeks after initial release of such Included Project (each Included Project which fails to achieve such a theatrical release shall be referred to herein as a "Limited Release Project"), such Limited Release Project shall cease to be an Included Project hereunder for purposes of determining the Output Term, or (ii) that in the event that an Included Project is Series which is not broadcast on one of the networks (e.g. ABC, NBC, CBS, UPN, the WB, or Fox) for at least 22 episodes, then such Series shall not be deemed an Included Project hereunder for purposes of determining the Output Term; or (iii) that in the event that an Included Project is an MOW, then such MOW shall not be deemed an Included Project hereunder for purposes of determining the Output Term. All Included Projects which satisfy the Wide Release Requirement shall thereafter additionally be referred to as a General Release Project.

         3. SUBMISSION PROCEDURES:

                  a. Submission. As soon as it has been determined that a Project will be produced as a theatrical motion picture, MOW or Series, SMG shall submit the screenplay for such Project to BAM, along with a written notice ("Submission Notice") from SMG to BAM stating the proposed budgeted amount for such Project and informing BAM that the screenplay and notice constitute a submission hereunder. In addition with such Submission Notice, SMG shall submit to BAM a statement of any and all creative elements attached to such Project (e.g., director, writer, principal cast members) and all other relevant material SMG has in connection with such Project (e.g., chain-of-title documents, proposed schedule, expected date of initial United States theatrical release) (collectively, all of the foregoing shall be known as the "Submission Materials").

                  b. BAM's Response to Submission. Within one hundred and eighty
(180) days following receipt by BAM of a Submission Notice, together with complete Submission Materials (the "Response Period"), BAM will provide written notice to SMG whether BAM elects to acquire the Granted Rights to such Project (the "Acquisition Notice"). SMG will immediately submit to BAM in writing any changes or modifications to the Submission Materials within such Response Period. The Response Period may be extended in writing by BAM as reasonably necessary to confirm the validity of the chain of title for such Project. BAM's failure to respond within the Response Period shall be deemed to constitute BAM's rejection of such Project and such Project shall thereafter be deemed to be a Rejected Project.

                  c. Rejected Projects. With respect to each Rejected Project, SMG will have the option to arrange for the Interactive Entertainment Rights to such Rejected Project to be acquired by third parties; provided, however, that if during the Output Term and prior to the time that SMG concludes any agreement to set up such rights with a third party, if there is any change in any of the elements set forth in the Submission Materials (e.g., additional writing, a change in the budget amount, a change in the principal cast), then SMG shall resubmit the Rejected Project to BAM in accordance with the terms of Paragraph 3.a. above (except that the Response Period shall be twelve (12) business days) and the Rejected Project shall not be submitted to any third party unless and until BAM has again declined to exploit said rights. BAM's failure to respond within such twelve (12) business days shall be deemed to constitute BAM's rejection to acquire the Granted Rights to such Rejected Project. BAM shall have no right to acquire any Rejected Project that is not required to be resubmitted to BAM pursuant to the terms of this Paragraph 3.c.. BAM shall quitclaim all rights it may have in and to such Rejected Project to SMG. Upon Smog's written request, BAM shall execute and deliver or cause to be executed and delivered to SMG a customary quitclaim or such other instruments, documents or agreements as SMG may reasonably deem necessary to effectuate such quitclaim.

         4. OUTPUT TERM: The term "Output Term" shall mean the period commencing on the date hereof and expiring upon the later of (i) that date which is five
(5) years from the date hereof or (ii) the initial theatrical release in the United States of the tenth Included Project, if the tenth Included Project is being theatrically released or from the first television air date, if the tenth Included Project is a Series but in no event later than eight (8) years from the date hereof unless seven (7) Included Projects have been released as provided herein prior to seven (7) years from the date hereof in which event the Output Term shall end as the end of such seventh (7th) year. Subject to paragraph 15, it is understood that notwithstanding the expiration of the Output Term, BAM's Granted Rights with respect to each Included Project and any Subsequent Production (as hereinafter defined) of such Included Project shall continue in perpetuity throughout the universe.

         5. BAM PRODUCT CONCEPT: With respect to any Included Project, BAM agrees that it will cause to be prepared a Design Document (as defined below) for a video game based on the Included Project no later than four (4) months following BAM's receipt of written notification from SMG that SMG or its partners have commenced theatrical or television production of the Included Picture (and such production has actually commenced), as the case may be (herein the "DD Date"). If BAM has not prepared such Design Document by such DD Date, then SMG may give BAM notice, not later than (60) days following the expiration of the DD Date, of such failure to so prepare a Design Document, and BAM shall have a period of sixty (60) days following the date of such notice to cure such failure. If BAM does not cure such failure within said sixty (60) day period, then BAM's rights to such Included Project shall lapse and such Project will thereafter become a Rejected Project (as such term is defined below). Design Document shall mean a document embodying a general description of the proposed video game to be developed by BAM based on the storyline of the Included Project.

         6. ADVANCE AND ROYALTY PAYMENTS:

                  a. Advances: Provided that SMG is not in material breach of or default under the terms of this Agreement, BAM shall pay SMG the sum of [*] as an advance against royalties due to SMG as provided below (the "Advance"). The Advance shall be paid to SMG as follows:

                  (i) [*] within ten (10) days following the full execution of this agreement;

                  (ii) [*] on the date six (6) months following the date of this Agreement;

                  (iii) [*] on the date twelve (12) months following the date of this Agreement; and

                  (iv) [*] on the date twenty-four (24) months following the date of this Agreement.

                  b. Royalties. Provided SMG is not in material breach of or default under the terms of this Agreement, and subject to the limitations set forth in paragraph 6.c. hereof, BAM agrees to pay SMG a royalty in the amount of [*] of Net Sales (as defined in Schedule NS attached hereto and incorporated herein by reference) of each of the Products developed by BAM in connection with an Included Project hereunder. Any royalties due pursuant to this Section 5.b. for a particular Product shall be paid to SMG on a quarterly basis for three (3) years following the initial release of such Product in the United States, semiannually for the next three (3) years and annually thereafter, and shall be accompanied by a royalty statement. All statements and any payments due, shall be sent to SMG within sixty (60) following the end of an accounting period. Attached hereto as Exhibit A is a copy of the royalty report currently used by BAM.

                  c. Limitations on Royalties. No royalties will be payable on returns that are accepted and credited by BAM or an affiliate of BAM, on units of the Products distributed exclusively for demonstration or promotional purposes (for less than fifty-five (55%) of the wholesale price), or for replacements. BAM shall have the right to retain a reasonable reserve from royalties for returned Products (provided that such reserve will be reviewed and, if appropriate, liquidated in good faith on a quarterly basis). To the extent that the actual returns to

------------------------
* Confidental Portion Omitted and Filed Separately with the Commission.

BAM or affiliates of BAM in any given quarter are greater than the expected returns based on which BAM has adjusted any royalty payments, such difference will be withheld by or payable to BAM, as the case may be. No royalties will be payable on sales or other transactions between BAM and any affiliates of BAM. If BAM makes a royalty payment to SMG where BAM is subsequently required to refund or reduce all or any part of the gross revenue collected by it, BAM shall have the right to a refund of overpayments of royalties made to SMG.

                  d. All statements of Royalties and all other accountings rendered by BAM hereunder shall be conclusive, final, and binding on SMG, shall constitute an account stated, and shall not be subject to any question for any reason whatsoever unless specific written objection, stating the basis thereof, is given by SMG to BAM within two (2) years after the date rendered. No action, suit, or proceeding of any nature in respect of any royalty statement or other accounting rendered by BAM hereunder may be maintained against BAM unless such action, suit, or proceeding is commenced against BAM in a court of competent jurisdiction within one (1) year after the date of BAM's notice rejecting such objection.

                  e. BAM shall maintain, at its executive offices which are presently in San I Jose, California, books of account concerning sales of the Products hereunder. A certified public accountant on SMG's behalf (the "SMG Accountant"), may, at SMG's sole expense, examine BAM's said books relating to the sale or exploitation of the Products hereunder (including where applicable agreements relating to the bundling of any of the Products with other video games or computer games), solely for the purpose of verifying the accuracy thereof, only during BAM's normal business hours and upon reasonable written notice. Such books relating to any particular royalty statement may be examined as aforesaid only within two (2) years after the date rendered and BAM shall have no obligation to permit SMG to so examine its such books relating to any particular royalty statement more than once for any one statement. SMG shall notify BAM in writing within ninety (90) days after such examination if SMG believes that BAM's books are not accurate, and supply BAM with the report of SMG's Accountants including their description of any and all alleged inaccuracies contained therein. The rights hereinabove granted to SMG shall constitute SMG's sole and exclusive rights to examine BAM's books and records.

                  f. With respect to any claim by SMG that additional monies are payable by BAM to SMG pursuant to this Agreement based upon an audit by SMG of BAM's books and records, BAM shall not be deemed in breach of this Agreement unless within sixty (60) days after BAM's receipt of SMG's written claim that additional monies are due and payable together with a copy of the audit report prepared in connection with such audit, sent by certified or registered mail, return receipt requested, or overnight courier, BAM shall neither: (1) pay such additional monies so claimed by SMG, nor (2) contest such claim, in whole or in part, by written notice to SMG. In the event BAM shall so contest any such claim, BAM shall not be deemed in breach of this contract unless such claim shall have been reduced to a final non-appealable judgment by a court of competent jurisdiction and BAM shall have failed to pay SMG the amount thereof within thirty (30) days after SMG shall have received notice of the entry of such final non-appealable judgment. In any event, BAM's liability for any such default and SMG's rights and remedies therefor shall be limited to the recovery of money only and in no event shall any of the rights acquired or to be acquired by BAM hereunder be affected or impaired.

                  g. SMG shall be solely responsible for and shall pay any and all sales, use and similar taxes which may be imposed by any taxing jurisdiction on payments from BAM to SMG.

                  h. BAM has not made and does not hereby make any representation or warranty with respect to the quantity of sales (if any) of Products embodying the Property which BAM may sell. SMG recognizes and acknowledges that the sale of Products is speculative and agrees that BAM's good faith business judgment and the good faith business judgment of its subsidiaries and affiliated companies with regard to the sales of any of its Products and with regard to the marketing, promotion, advertising and exploitation of the Products shall be binding and conclusive upon SMG. SMG warrants and agrees that SMG will not make any claim, nor shall any liability be imposed upon BAM based upon any claim, that more sales could have been made or that better business could have been done than what was actually made or done by BAM or any of BAM's subsidiaries or its affiliated companies, or that better prices or terms could have been obtained.

                  i. No Disclosure. SMG shall not and shall cause the SMG Accountant not to disclose any information acquired as a result of any such examination or inspection to any person, firm or corporation other than its employees, authorized representatives and as otherwise strictly necessary to enforce its rights hereunder.

         7. CONSULTATION RIGHTS: SMG shall regularly and meaningfully consult with BAM in good faith during the Output Term with respect to (a) SMG's development/acquisition slate for Projects and (b) all key creative elements of the Included Projects provided that it is understood that SMG shall have final approval right with respect to creative elements and all other elements in the Included Project. SMG shall advise BAM as to the status of pre-production, production and post-production of each Included Project on no less than a monthly basis. Without limiting the generality of the foregoing, SMG agrees to provide BAM with regular production status reports during the period of principal photography and post-production of each Included Project. BAM agrees to consult with SMG with respect to the initial marketing campaign and release of all Products developed in connection with each Included Project.

         8. DELIVERY ITEMS AND ACCESS TO PRODUCTION SET:

                  a. SMG agrees to use its best efforts to Deliver (as defined below) any Delivery Items (as defined below) to BAM as soon as is practicable during the course of production of an Included Project but in no event later than six (6) weeks following completion of post production of each Included Project ("Delivery Date"); provided, however, with respect to SMG's acquisition of Included Projects in completed form, in lieu of the foregoing, the Delivery Date shall be no later than thirty (30) days after Delivery has been made to SMG of such Included Project. The term "Deliver" or "Delivery" shall mean BAM's receipt and approval of all of the items listed in Schedule DS attached hereto (the "Delivery Items") and incorporated herein by reference relating to each Included Project. If the Delivery Items are not fully delivered in accordance with this Paragraph 8 by the Delivery Date, BAM may choose, at BAM's sole discretion, to exclude such Included Project from the total of Included Projects hereunder for the purpose of determining the Output Term. SMG agrees that subject to payment, if any, by BAM for the right to use the Soundtrack (as set forth in paragraph 2), the Delivery Items shall be fully paid for by SMG and BAM shall not be responsible for any of the costs of Delivery. It is understood and agreed by BAM and SMG that any Delivery Items delivered to BAM hereunder shall become the sole and exclusive property of BAM; provided, however, in no event shall BAM's ownership of such materials be deemed to give BAM any greater rights in the Included Project than the Granted Rights.

                  b. SMG agrees to provide BAM reasonable access to the set during production of an Included Project, on a non-interference basis with production, to enable BAM to photograph the set, at BAM's expense, and to conduct motion capture sessions as BAM may arrange with cast members, at BAM's expense, provided that SMG shall use its best efforts to cause cast members to make themselves available at no cost to BAM for motion capture sessions. If SMG is not the producer of the Included Project, then it shall ensure that BAM shall have access to the set as provided above. Any costs incurred by BAM in connection with obtaining such photographs or conducting motion capture sessions with cast members shall be deemed to be additional Uncontrolled Rights Costs.

         9. PUBLICITY MATERIALS: SMG agrees herein to provide BAM with free access to all publicity and advertising materials which have been prepared (and cleared by SMG) in connection with the theatrical release of each Included Project (provided, that any costs associated with duplication of such materials shall be borne by BAM and recoupable by BAM hereunder). The Parties agree that BAM may use such publicity and advertising materials to promote, advertise and market all Products developed in connection with the applicable Included Project.

         10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SOUTHPAW AND LEWIS:
SMG represents, warrants and covenants to BAM as follows:

                  a. Power. Southpaw is a corporation duly formed and validly existing in good standing under the laws of the State of California and has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

                  b. Duly Authorized. The execution and delivery of this Agreement by Southpaw and the consummation by Southpaw of the transactions contemplated hereby have been duly authorized and no other corporate or partnership proceeding or consent on the part of Southpaw is necessary to authorize this Agreement and the transactions contemplated hereby.

                  c. Shareholding. Lewis owns all of the issued and outstanding shares of Southpaw.

                  d. No Liens. With respect to each Project, the Granted Rights to be licensed hereunder to BAM will be, as of the date of the Submission Notice (and shall thereafter continue to be), free and clear of any and all claims, liens, charges or encumbrances which materially impair or materially and adversely affect the Granted Rights; further, there are not, and there will not be outstanding at any time, any liens, claims, charges, encumbrances, restrictions, agreements, commitments, arrangements whatsoever with any person, firm or corporation, or any obligation (past, present or future), or any defaults under, or breaches of, any contract, license or agreement which can, or will, in any way interfere with, impair, abrogate, or adversely or otherwise affect any of the Granted Rights under this Agreement, and except as specifically provided for herein there are not and will not be any payments of any kind required to be made by BAM in respect, or as a result, of any use of an Included Project pursuant to the rights and licenses herein granted to BAM.

                  e. No Infringement. With respect to each Project and the characters and storyline contained therein and the advertising and publicity materials in connection therewith provided to BAM hereunder (herein collectively the "Materials"): (i) the Materials will not contain any language or material which is libelous, slanderous, or defamatory; and (ii) the Materials will not, when used by BAM (or its permitted licensees or assigns) as authorized hereunder, violate, infringe upon or give rise to any adverse claim with respect to, any common-law or other right (including, without limitation, any copyright, trademark, service mark, literary, dramatic or musical right, or right of privacy or publicity) of any person, or violate any applicable law in a fashion which would adversely affect BAM's ability to exercise the Granted Rights hereunder.

                  f. Music. SMG covenants and agrees that it shall grant to BAM in perpetuity the worldwide right to use in a Product, without payment of any monies, each musical composition or musical score (collectively the "Composition(s)") embodied or used in each Included Project which Composition is owned or controlled by SMG or Lewis as well as the master recording embodying any such Composition (herein "Master(s)") which Masters are owned or controlled by SMG or Lewis. Such grant of rights shall be exclusive to BAM for it use in video games and/or computer games and shall include, without limitation, the right of performance, duplication, distribution, marketing and exploitation of the Compositions and Masters in and with a Product.

                  g. No Payment Obligations. SMG has acquired or will have acquired the Granted Rights as well as the valid and exclusive rights to exhibit, distribute, and/or exploit each Project, as provided herein; and all of the following has been or will be fully paid or discharged by SMG prior to
Delivery: (i) except as to customary residual payments (which residual payments, if any, shall be SMG's sole responsibility) and payments due to performing rights societies, all claims and rights of owners of copyright in literary, dramatic and other property or rights in or to all stories, plays, scripts, scenarios, themes, incidents, plots, characters, dialogue, words and other material of any nature whatsoever appearing, used or recorded in the Project;
(ii) except as to customary residual payments (which residual payments, if any, shall be SMG's sole responsibility) and payments due to performing rights societies, all claims and rights with respect to the use, distribution, performances, exhibition and exploitation of each Project throughout the universe; (iii) all costs of producing and completing each Project except for profit participations and deferments not yet due which SMG, as between BAM and SMG, represents and warrants are solely the responsibility of SMG subject to any costs incurred by BAM in connection with any Uncontrolled Rights. Further, BAM will not be obligated to make any payments to any third party, unless otherwise expressly specified in this Agreement, in connection with the exercise by BAM or its licensees of the Granted Rights including, but not limited to: (x) any guild re-run, reuse, pension or residual payments of any kind, nature or description; or (y) any other payments (whether characterized as a deferment, participation, or otherwise) required to be made to any third party participant including without limitation investors in and/or financiers of any Project, or any fees or payouts for use or performance of the music.

                  h. Copyrighted Material. Except with respect to incidental public domain elements, and subject to the applicable provisions of applicable copyright law as of the date hereof and as it may change in the future, the copyright(s) in each Project and in the literary, dramatic and musical material upon which it is based or which is contained therein will be valid and subsisting during the Exploitation Period for each Project and SMG has not done or permitted and will not do or permit any act or omission which would impair or diminish the validity or duration of such copyright.

                  i. No Conflicting Grant. With respect to its projects, properties and films, SMG has not granted and will not grant to any third person
(i) any of the Granted Rights granted to BAM hereunder nor (ii) any other rights which conflict with the Granted Rights exclusively granted to BAM hereunder, and has not entered and shall not hereafter enter into any agreement, which would violate or conflict with the Granted Rights granted to BAM or the restrictions imposed upon SMG hereunder.

                  j. Compliance With Laws. Each Project, and all parts thereof, will be, or has been produced in compliance with any and all relevant laws, rules, regulations, guidelines, whether state, federal, international or local (i.e., those imposed by any union, guild or labor organization), applicable to the production and completion of motion pictures, an MOW or a Series. Each Project shall not, either in whole or in part constitute, or contain any material which constitutes, a violation of any law or administrative regulation or rule, or an invasion, violation or infringement of any right or interest of any third party; and shall be produced in accordance with all applicable laws, statutes, ordinances, rules, regulations and requirements of all governmental agencies and regulatory bodies, both domestic and foreign, having jurisdiction with respect to the production of each such Project. To the extent required pursuant to any applicable law by reason of SMG's or any other entity's activities, SMG and/or such other entity or entities, as the case may be, shall have become signatory to all applicable collective bargaining agreements and SMG's activities and those of such other entity or entities in connection with the Projects have not, are not and will not be in violation of such collective bargaining agreements, to the extent same are applicable thereto.

                  k. Advertising. BAM may use, subject only to contractual restrictions or prohibitions contained in applicable talent agreements which SMG has notified BAM of in writing prior to submission, the names and likenesses of all talent rendering services in connection with the Project in any and all advertising and publicity materials. SMG shall use its best good faith efforts to secure for BAM such foregoing rights for no cost to BAM.

         11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAM: BAM hereby represents, warrants and covenants to SMG as follows:

                  a. Power. BAM is a corporation duly formed and validly existing in good standing under the laws of the State of [California] and has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

                  b. Duly Authorized. The execution and delivery of this Agreement by BAM and the consummation by BAM of the transactions contemplated hereby have been duly authorized and no other corporate or partnership proceeding or consent on the part of BAM is necessary to authorize this Agreement and the transactions contemplated hereby.

         12. INDEMNITY:

                  a. Southpaw shall indemnify BAM and undertakes to defend BAM and hold BAM harmless from any claims, suits, loss, liability, cost or expense (including reasonable attorney's fees) and damage suffered by BAM arising out of or connected in any way with any claim or proceeding commenced against it or them by reason of Southpaw's breach of any of its representations, warranties and agreements herein made or by reason of the assertion of any claim to which such indemnity relates. Southpaw agrees to reimburse BAM, on demand, for any payment made by BAM at any time with respect to any such demand, liability, cost, loss or expense to which the foregoing indemnity applies. BAM shall promptly notify Southpaw of any such claim or proceeding and shall not settle any such claim without Southpaw's prior written consent, which consent Southpaw shall not unreasonably withhold. BAM shall have the right, at BAM's expense, to participate in the defense thereof with counsel of BAM's choice, provided that Southpaw shall have the right at all times, in Southpaw's sole discretion, to retain or resume control of the conduct thereof. Pending the determination of any such claim, demand or action, BAM shall have the right, at BAM's election, to withhold payment of any monies otherwise payable to Southpaw hereunder in an amount reasonably related to such claim and BAM's estimated attorneys' fees and expenses in connection therewith. Southpaw shall have the right to post a bond in form, amount and duration and with a bonding company satisfactory to BAM, and in the event Southpaw shall so post such a bond, BAM shall no longer withhold any monies hereunder in connection with the claim in respect of which such bond shall be posted. With respect to each Included Project, Southpaw shall obtain and maintain at its own expense, errors & omissions insurance from a recognized and qualified insurance company naming BAM as an additional insured, such policy to be in the amount of at least $1 million per occurrence and $3 million in the aggregate against any claims, suits, loss or damage arising out of any claim of infringement of any trademark, tradename, copyright or other intellectual property right or upon any common law or statutory rights of any third party resulting from BAM's use of the Granted Rights in connection with the Included Project or any part of any character, object, sound or music embodied therein. Such policy shall be non-cancelable except after thirty (30) days prior written notice to BAM. As proof of such insurance, a fully paid certificate of insurance ("Certificate of Insurance") will be submitted to BAM by Southpaw on or before the submission of the Delivery Materials with respect to such Included Project. As used in this section, "BAM" shall include the officers, directors, partners, agents, distributors, subdistributors, licensees, contractors, and employees of BAM, its parent corporation and any of its subsidiaries or affiliates.

                  b. BAM hereby agrees to and does hereby indemnify, save, and hold Southpaw harmless from any claims, suits, loss, liability, cost or expense (including reasonable attorney's fees) and damage suffered by Southpaw arising out of or connected with any claim or proceeding commenced against it or them by reason of BAM's breach of any of its representations, warranties and agreements herein made or by reason of the assertion of any claim to which such indemnity relates. Southpaw shall promptly notify BAM of any such claim or proceeding and Southpaw shall not settle any such claim or proceeding without BAM's prior written consent. Southpaw shall have the right, at Southpaw's expense, to participate in the defense thereof with counsel of Southpaw's choice, provided further that BAM shall have the right at all times, in BAM's sole discretion, to retain or resume control of the conduct thereof. As used in this section, "Southpaw" shall include the officers, directors, partners, agents, distributors, subdistributors, licensees, contractors, and employees of BAM, its parent corporation and any of its subsidiaries or affiliates.

         13. REMEDIES:

                  a. Southpaw's Remedies. No action or omission by BAM shall constitute a breach of this Agreement unless SOUTHPAW first notifies BAM in writing setting forth the alleged breach or default and BAM does not cure the same within thirty (30) days (except ten {10}days with respect to money breaches) from the date that BAM receives written notice of such breach from Southpaw. If BAM breaches its obligations hereunder, the damage, if any, caused Southpaw shall not be irreparable or sufficient to entitle SOUTHPAW to injunctive or other equitable relief. Consequently, Southpaw's rights and remedies shall be limited to the right, if any, to obtain damages at law and Southpaw shall not have any right in such event to terminate or rescind this Agreement or any of the rights granted to BAM hereunder or to enjoin or restrain the advertising, promotion, distribution, exhibition or exploitation of the Projects and/or any of BAM's rights hereunder. BAM's payment of any compensation or performance of any obligation hereunder shall not constitute a waiver by BAM of any breach by Southpaw of any rights or remedies which BAM may have as a result of such breach, provided, however, that if such a breach by Southpaw (i) is inadvertent and non-recurring (Le., not intentional or repeated) and is by its nature reasonably curable and (ii) allowing Southpaw to cure such a breach will not result in additional expense to BAM, then Southpaw shall have a period of five (5) business days from the date of notice from BAM of such breach within which to cure such breach.

                  b. Remedies Cumulative. Except as set forth in Paragraph 13.a. above, all remedies accorded herein or otherwise available to either Party hereto shall be cumulative, and no one such remedy shall be exclusive of, nor shall it be considered a waiver of, any other.

                  c. Rights Unique. Southpaw acknowledges that the rights herein granted are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Southpaw will cause BAM irreparable injury and damage. BAM shall be entitled to injunctive and other equitable relief to prevent any breach by Southpaw.

                  d. Notwithstanding anything to the contrary contained in paragraph 13 a., if

BAM fails to pay any portion of the Advance and does not cure such failure in the-manner and within the time period provided in paragraph 13 a., then Southpaw shall have the right for a period of ninety (90) days following such failure to notify BAM in writing that it is terminating its obligations to submit Projects to BAM as provided herein. In the event that Southpaw does so exercise such right, then the same shall be Southpaw's sole remedy against BAM in the event of such failure. Any such termination shall not in any way affect BAM's rights or obligations with respect to any Included Project theretofore acquired by BAM or any Project which has been submitted to BAM pursuant to paragraph 3 above but shall only be as to Projects not theretofore submitted to BAM.

         14. NOTICES: All notices shall be in writing and shall be delivered to the address(es) for notice set forth below or hereafter supplied by a Party to the other. Notices shall be effective on the date received, if delivered by hand or by facsimile, on the next business day following delivery thereof to an air courier for overnight delivery, and on the third business day after deposit into the United States mail, postage prepaid.


(a)  If to BAM:                                (b)  If to Southpaw Media Group, Inc.
     BAM Entertainment, Inc.                        1250 6th Street
     333 W. Santa Clara Street                      Suite 200
     Suite 930                                      Santa Monica, California  90401
     San Jose, CA  95113                            Attn:  Richard Lewis
     Attn:  Ray Musci                               Fax:  (310) 319-1897
     Fax No.:  (408) 298-9600

With a copy to:                                With a copy to

Fischback, Perlstein & Leiberman LLP           Lichter, Grossman, Nichols, Adler & Goodman
1875 Century Park East, Suite 850              9200 Sunset Boulevard, Suite 1200
Los Angeles, CA  90067                         Los Angeles, CA  90069
Attention:  Bernard J. Fischback, Esq.         Attention:  Peter Grossman
Fax No.:  (310) 556-4617                       Fax No.:  (310) 205-6990


         15. SUBSEQUENT PRODUCTIONS: During the Output Term and for period of five (5) years following the expiration of the Output Term and provided that SMG initially acquired the rights to produce a Subsequent Production (as such is defined below) of an Included Project, BAM shall have a continuing first opportunity to acquire the Granted Rights with respect to sequels, prequels and/or remakes (as such terms are customarily defined in the United States entertainment industry, each a "Subsequent Production") of an Included Project hereunder. SMG shall follow the submission procedures as set forth below with respect to each Subsequent Production of an Included Project. For the sake of clarification it is understood that BAM's rights to produce Products based on an Included Project shall continue in perpetuity without regard to whether BAM has rights to any Subsequent Production of such Included Project.

         16. KEY EXECUTIVES: If at any time during the Output Term, Richard Lewis (or his BAM approved replacement; if applicable) is no longer rendering substantial in person services to Southpaw (or any company in which Southpaw may be merged) as an employee thereof, then BAM shall have the option, to be exercised in its sole discretion, to terminate the Output Term at any time thereafter upon 5 business days' notice (such termination shall not affect any Included Project prior to the date of such termination or any royalties that may thereafter be earned or any other provision that would ordinarily survive the termination of this First Look Agreement, such as representations, warranties and indemnifications), except that if SMG finds a replacement for Lewis who is of comparable stature and who is acceptable to BAM (which acceptance shall not be unreasonably withheld), then BAM shall not have the right to terminate this Agreement pursuant to this Paragraph 16. Upon such termination all options previously granted to SMG and not vested shall be immediately on termination be deemed terminated.

         17. SECURITY DOCUMENTATION: Within five (5) days following Southpaw's receipt of the Acquisition Notice for an Included Project, Southpaw hereby agrees to execute or have executed by its Permitted Assignee (as defined below) the security documentation set forth in Exhibit B attached hereto and incorporated herein by this reference, which documentation shall grant BAM a priority lien and security interest in the Granted Rights in each Included Project, which security interest shall be terminable in accordance with the terns thereof. Southpaw (or its Permitted Assignee) further agrees to promptly execute and deliver all further instruments and documents (including, without limitation, copyright registration of the underlying material upon which the Project is based, any financing statements, continuation statements, mortgages of copyright and any amendments thereto), and take all further action that may be necessary or desirable, or that BAM may request, in order to perfect and protect any security interest granted or purported to be granted by the security documentation or to enable BAM to exercise and enforce its rights and remedies under the security documentation or with respect to any collateral thereunder. Southpaw hereby irrevocably appoints and authorizes BAM, as Southpaw's attorney-in-fact (Southpaw acknowledges that said appointment is coupled with an interest) to take all steps in Southpaw's name as may be reasonably required to execute such documentation in the event that Southpaw fails to execute such documentation.

         18. CONFIDENTIALITY: The Parties shall hold in confidence the terns of this Agreement and any negotiations relating thereto. Neither Party shall disclose, without the other Party's prior consent to any third party (other than its respective employees, directors, officers, attorneys and agents engaged in this transaction, in their capacity as such, on a need-to-know basis), any information with respect to the terms and provisions of this Agreement except:
(a) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other party as promptly as practicable (if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (b) as part of its normal reporting or review procedure to its parent company, banks, auditors, investment bankers, underwriters and/or attorneys (collectively, "Reporting Parties"), provided that such Reporting Parties agree to be bound by the provisions of this Paragraph 18; (c) in order to enforce its rights pursuant to this Agreement; and (d) when such information is otherwise publicly available.

         19. INITIAL PRESS ANNOUNCEMENT: The Parties agree that the timing and content of the initial announcement (if any) relating to the completion of this Agreement will be mutually coordinated and agreed upon before being issued by BAM, SMG or any third party.

         20. ASSIGNMENT: a. Southpaw may not assign, transfer, sell, mortgage, pledge or hypothecate this Agreement or any interest herein or rights hereunder (provided that the assignment or license of any Project or Included Project shall be subject to paragraph 20(b)), in whole or in part, either voluntarily or by operation of law (including without limitation by merger or consolidation or otherwise), without the prior written consent of BAM. Notwithstanding the foregoing to the contrary, Southpaw shall have the right to assign this agreement only to a company in which Southpaw is merged or which acquires all the stock or all or substantially all of the assets of Southpaw and then only if Lewis owns no less than twenty (20%) of the equity in NEWCO (as defined below) and is the chief executive officer of the merged company or the company which acquires all of the stock or all or substantially all of the assets of Southpaw (collectively such company shall be referred to as "NEWCO"). In either of such events Southpaw or Newco shall promptly notify BAM of such fact and Newco shall immediately execute an agreement, to be prepared by BAM, wherein Newco agrees that it shall be bound by the terms, provisions and obligations of this First Look Agreement (including, without limitation, the representations, warranties, covenants, and indemnifications). Further, Southpaw shall have the right to assign its right to receive income hereunder to any other party ("Assignee"), provided that Southpaw notifies BAM in writing of such assignment giving BAM the name and address of such Assignee. BAM shall not be held liable should it send any such assigned payment to Southpaw as opposed to the Assignee. Notwithstanding the foregoing to the contrary, in the event that Newco does not acquire all of the assets of Southpaw, then Southpaw agrees that this Agreement shall still cover the assets not acquired by Newco.

                  b. In the event that Southpaw assigns or licenses any Project or any Included Project to any other person, party, or company no such assignment or license shall be valid unless such assignee or licensee gives BAM a written undertaking that it acknowledges BAM's rights to the Granted Rights to the Project or the Included Project, as the case may, and agrees to be bound by the same and has executed and delivered or will execute and deliver to BAM a copy of Exhibit B with respect to such Project or Included Project (herein referred to collectively as "Permitted Assignee") in the event the Granted Rights are assigned or licensed to such Permitted Assignee.

         21. FURTHER INSTRUMENTS: Each Party hereto shall duly execute and deliver to the other Party, any and all agreements, documents and instruments reasonably required by the other Party to carry out and effectuate the purposes and intent of this Agreement.

         22. GOVERNING LAW/DISPUTE RESOLUTION:

                  a. Governing Law. The substantive laws (as distinguished from the choice of law rules) of the State of California and The United States of America applicable to contracts made and performed entirely in California shall govern (i) the validity and interpretation of this Agreement, (ii) the performance by the Parties of their respective obligations hereunder, and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or-relating to this Agreement or the termination of this Agreement.

                  b. Dispute Resolution. The Parties hereto agree that any dispute or controversy relating to this Agreement shall be decided by a Rent-A-Judge, mutually selected by the Parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles Superior Court) appointed in accordance with California Code of Civil Procedure Section 638, sitting without a jury, in Los Angeles County California, and the Parties hereby submit to the jurisdiction of such court. The prevailing Party shall be entitled to collect from the other Party all of its legal expenses incurred in said matter including, without limitation, reasonable attorneys' fees and costs.

         23. MISCELLANEOUS:

                  a. The entire understanding between the parties hereto relating to the subject matter hereof is, contained herein. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by both BAM and SMG. All Schedules which may be attached hereto constitute a part of this Agreement and are incorporated herein by this reference. The headings and captions used herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. This Agreement shall not be deemed effective, final or binding upon SMG or BAM until signed by each of them. Only the final, executed Agreement is admissible as the written Agreement between the parties and prior drafts, if any, incorporating revisions or original language may not be used, and shall not be admissible as evidence for any purpose in any litigation that may arise between the parties. This Agreement shall be deemed to have been drafted by all the parties hereto, since all parties were assisted by their counsel in reviewing and agreeing thereto, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Agreement.

                  b. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and shall not be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof. Except as otherwise provided in this Agreement, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

                  c. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between SMG and BAM. Neither BAM nor SMG shall have any right, power or authority to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

                  d. Neither party shall be liable to the other for any incidental, consequential, special, or punitive damages of any kind or nature, including, without limitation, the breach of this Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, even if any other party has warned or been warned of the possibility of any such loss or damage.

                  e. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, then either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed the day and year first written above.

BAM! ENTERTAINMENT, INC.                    SOUTHPAW MEDIA GROUP, INC.

By:  /s/ RAYMOND C. MUSCI                   By: /s/ RICHARD LEWIS
    --------------------------------           ---------------------------------
Its:  CEO                                   Its:  PRESIDENT
     -------------------------------           ---------------------------------

                                   SCHEDULE NS

                              NET SALES DEFINITION

         "Net Sales" means the gross revenue earned and actually received by BAM or any affiliated or related entity or any affiliate or related entity from the sale, lease, license, distribution or other exploitation of the Product less the following (all of which shall collectively be known as the "Cost of Goods"): (a) actual, direct, third party out-of pocket charges or expenses incurred by BAM or any affiliate or related entity thereof in connection with transportation, handling, carriage, delivery, insurance, taxes (including withholding taxes and Value Added Tax), duties, tariffs, assessments, levies and other governmental and "pass-through" charges on or after sale of units of the Product; (b) actual, direct, third party costs of raw materials and all finished goods sold (e.g., cost of production, duplication, manufacturing and assembly, including related labor and overhead charge; cost of documentation, labels and packaging; etc but shall not have the right to deduct software development costs) which are incurred by BAM or any affiliate or related entity thereof; (c) actual, direct, third party sales commissions, discounts and Uncontrolled Rights Costs; (d) any and all third party royalties and fees paid by BAM in connection with revenue earned from the sale and distribution of the Product (including, without limitation, royalties and fees paid by BAM to third party holders of rights in dedicated computer entertainment or gaming platforms or operating systems (e.g., Nintendo, Sega, Sony PlayStation, Microsoft, etc.); and (e) any rebates or allowances (including allowances credited to resellers or distributors in respect of marketing and promotional costs) paid by BAM in connection with the sale or distribution of the Product. If BAM earns revenue from distribution of a Product in combination or bundle with one or more other BAM products, such revenue will be allocated between that Product and such other products on a fair and reasonable basis taking into consideration the current or most recent wholesale prices of components of such compilation or bundle.

                                   SCHEDULE DS

DELIVERY SCHEDULE

[Further specification to be provided by BAM.]



Soundtrack.

Access to computer graphics imaging (CGI) and models.(such item to be delivered by SMG only if controlled by SMG)

Still frame photographs of major sets and/or set pieces.

Access to physical models used in principal photography (if SMG does not control such physical models, then SMG shall use its best efforts to afford BAM access to such physical models)

Certificate of Insurance

                                   EXHIBIT "B"

                             INSTRUMENT OF TRANSFER

         KNOW ALL MEN BY THESE PRESENTS that for One Dollar ($1.00) and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned SOUTHPAW MEDIA GROUP, INC. (OR INSERT THE NAME OF THE ASSIGNEE OF THE PROJECT IF SOUTHPAW HAS ASSIGNED THE INCLUDED PROJECT TO ANOTHER PARTY AS PERMITTED BY AGREEMENT BETWEEN SOUTHPAW AND BAM) (referred to herein as "Grantor"), hereby grants and assigns to BAM! ENTERTAINMENT, INC. (`BAM") and its successors and assigns, all of Grantor's rights, titles and interests of every kind and nature in and to the Granted Rights (as such is defined below) (including, without limitation, such rights under all copyrights and any extensions and renewals thereof that may be in existence) with respect to the (NEED TO INSERT THE NAME OF THE INCLUDED PROJECT) (the "Picture"), including, without limitation, in and to the underlying screenplay and all other literary, musical and dramatic materials based upon, incorporated in, derived from, incorporating or related to such Picture or upon which the Picture may be based, including the right to use the title of the Picture and the names and characters contained therein in connection with the exploitation of the Granted Rights. The term "Granted Rights" shall mean the exclusive Interactive Entertainment Rights to the Picture, all rights necessary to distribute, exploit, advertise, promote and publicize such Interactive Entertainment Rights and subject to paragraph 15 of the Agreement (as defined below) the identical rights to all remakes, sequels and prequels of each Picture, for exploitation in perpetuity (the "Exploitation Period") throughout the Universe. "Interactive Entertainment Rights" shall mean all of the following: (a) rights to develop, manufacture and otherwise exploit interactive products (the "Products") no matter in what storage mechanism such Products are delivered (whether now known or hereafter devised including, without limitation, storage mechanisms such as compact discs, optical discs, ROM cartridges, cassettes, computer chips, hard drives, or floppy disks) or whether such Products are delivered via cable, over the air, by telephone wire or via any other electronic or digital delivery systems, whether now known or later devised and shall include, without limitation, the right of exploitation by means of all interactive software platforms including, without limitation: (i) IBM PC, Apple Macintosh and Power PC, compatible computers and any similar or successor personal computers ("PC-Machines"), whether operating under DOS, Windows, OS/2, Macintosh OS, UNIX, LINUX or any similar or successor operating system, and whether operating in stand-alone or networked configuration including, without limitation, on interactive networks, and regardless of storage media (e.g., whether on CD-ROM, DVD, magnetic, optical solid-state or other media), (ii) the Internet or any network hereafter created or devised to replace or supplement the Internet, (iii) dedicated console gaming systems and any similar or successor gaming systems (e.g., Sony PlayStation, Sony PlayStation 2, Sega Dreamcast, Nintendo Gamecube, Nintendo 64, Microsoft X -Box, etc.), (iv) coin operated, token operated or other arcade games, and (v) handheld consoles and devices (e.g., Nintendo Color Gameboy, Nintendo Game Boy Advanced, Palm OS, wireless computing and communication devices, cell phones, etc.); and (b) rights to use elements of each Picture as more specifically set forth in paragraph 2 of the Agreement.

         Reference is made to that certain First Look Agreement dated as of April , 2002 by and between Southpaw Media Group, Inc. and BAM (such agreement, as it may be amended, modified, supplemented, renewed, extended, replaced, or superseded from time to time, is herein referred to as the "Agreement") relating inter alia to the grant and assignment of the aforesaid rights and this

Instrument of Transfer is expressly made subject to the terms and conditions contained in the Agreement, and to the extent of any inconsistency between this Instrument of Transfer and the Agreement, the terms of the Agreement shall prevail to the minimum extent necessary to rectify any such inconsistency.

         Grantor hereby agrees to register or cause to be registered the Picture with the United States Copyright Office and agrees to obtain or cause to be obtained renewals of all copyrights in and to the Picture, whether or not referred to herein, and hereby assigns the Granted Rights with respect thereto to BAM; and should Grantor fail or be unavailable to do any of the foregoing, Grantor hereby irrevocably appoints BAM as attorney-in-fact, with full and irrevocable power and authority to do all such acts and things, and to execute, acknowledge, deliver, file, register and record all such documents, in the name and on behalf of the Grantor, as BAM may deem necessary or proper in the premises to accomplish the same, which power and authority shall be deemed coupled with an interest and irrevocable.

         BAM is also hereby empowered to bring, prosecute, defend and appear in suits, actions and proceedings of any nature under or concerning all copyrights in and to said Picture(s) and all renewals thereof, to the extent that the rights granted to BAM are affected, or concerning any infringement thereof, or interference with any of the rights hereby granted under said copyrights or renewals thereof, in its own name or in the name of the copyright proprietor and, at its option, BAM may join such copyright proprietor and/or the undersigned as a party plaintiff or defendant in any such suit, action or proceeding.

Dated as of.

                                                     (NAME OF GRANTOR)

                                            By:
                                                     ---------------------------

                                            Its:
                                                     ---------------------------

STATE OF ___________________)
COUNTY OF __________________)
On this the day of , 19 , before me,

------------------------------
the undersigned Notary Public, personally appeared

------------------------------
         personally known to me,


         proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

------------------------------
Notary Public


                                  EXHIBIT "B1"

                       COLLATERAL ASSIGNMENT OF COPYRIGHTS

         KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, (NAME OF THE GRANTOR TO BE INSERTED HERE), referred to herein as ("Grantor") hereby assigns, grants, conveys and transfers for security to BAM! ENTERTAINMENT, INC. ("BAM') and its successors and assigns throughout the Territory (as such term is defined in that certain First Look Agreement dated as of April, 2002 between Grantor and BAM, as the same may hereinafter be amended, modified, supplemented, renewed, extended, replaced, or superseded from time to time, the "Agreement"), all of Grantor's rights, titles and interests of every kind and nature, without limitation, in and to the collateral described on Schedule A attached hereto and incorporated by reference herein (the "Collateral"). Grantor hereby irrevocably constitutes and appoints BAM its lawful attorney-in-fact to do all acts and things permitted pursuant to the Agreement, which power and authority shall be deemed coupled with an interest and irrevocable.

         This Collateral Assignment of Copyright is expressly made subject to the terms and conditions contained in the Agreement and to the extent of any inconsistency between the terms of this Collateral Assignment of Copyright and the Agreement, the terms of the Agreement shall prevail to the minimum extent necessary to rectify such inconsistency.

Dated as of April, 2000

                                                     (NAME OF GRANTOR)

                                            By:
                                                     ---------------------------

                                            Its:
                                                     ---------------------------

STATE OF ___________________)
COUNTY OF __________________)
On this the day of , 19 , before me,

------------------------------
the undersigned Notary Public, personally appeared

------------------------------
         personally known to me,
         proved to me on the basis of satisfactory evidence, to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

------------------------------
Notary Public

                             SCHEDULE A TO EXHIBIT B

                            DESCRIPTION OF COLLATERAL

         Capitalized terms used herein without definition have the respective meanings assigned such terms in the First Look Agreement dated as of April , 2002 among Grantor and BAM (as it may be amended, modified, supplemented, renewed, extended, replaced or superseded from time to time, the "Agreement").

         The Collateral shall mean all of the rights, titles and interests of every kind or nature whatsoever of Grantor in and to, but none of its obligations with respect to, the following described items, whether now owned or existing or hereafter created, acquired or arising, and wheresoever located:

         (a) All of the right, title and interest of Grantor relating to the Granted Rights (as defined below) of every kind or character (including, without limitation, copyrights and any extensions and renewals thereof and any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction with respect to the motion picture(s) presently entitled (INSERT NAME OF INCLUDED PROJECT) (the "Picture"). The term "Granted Rights" shall mean the exclusive Interactive Entertainment Rights to the Picture, all rights necessary to distribute, exploit, advertise, promote and publicize such Interactive Entertainment Rights and subject to paragraph 15 of the Agreement the identical rights to all remakes, sequels and prequels of the Picture, for exploitation in perpetuity (the "Exploitation Period") throughout the Universe. "Interactive Entertainment Rights" shall mean all of the following: (a) rights to develop, manufacture and otherwise exploit interactive products (the "Products") no matter in what storage mechanism such Products are delivered (whether now known or hereafter devised including, without limitation, storage mechanisms such as compact discs, optical discs, ROM cartridges, cassettes, computer chips, hard drives, or floppy disks) or whether such Products are delivered via cable, over the air, by telephone wire or via any other electronic or digital delivery systems, whether now known or later devised and shall include, without limitation, the right of exploitation by means of all interactive software platforms including, without limitation: (i) IBM PC, Apple Macintosh and Power PC compatible computers and any similar or successor personal computers ("PC-Machines"), whether operating under DOS, Windows, OS/2, Macintosh OS, UNIX, LINUX or any similar or successor operating system, and whether operating in stand-alone or networked configuration including, without limitation, on interactive networks, and regardless of storage media (e.g., whether on CD-ROM, DVD, magnetic, optical solid-state or other media), (ii) the Internet or any network hereafter created or devised to replace or supplement the Internet, (iii) dedicated console gaming systems and any similar or successor gaming systems (e.g., Sony PlayStation, Sony PlayStation 2, Sega Dreamcast, Nintendo Gamecube, Nintendo 64, Microsoft X -Box, etc.), (iv) coin operated, token operated or other arcade games, and (v) handheld consoles and devices (e.g.., Nintendo Color Gameboy, Nintendo Game Boy Advanced, Palm OS, wireless computing and communication devices, cell phones, etc.); and (b) rights to use elements of each Picture as more specifically set forth in paragraph 2 of the Agreement.

         (c) All proceeds and products relating to or arising from the Granted Rights, including accounts, contract rights, chattel paper, all money and claims for money (whether or not such claims to money have been earned by performance) general intangibles, document and instruments, including, but not limited to, all gross receipts, accountable receipts (whether or not due, earned or payable to Grantor under the Agreement) and any insurance now or hereafter payable by reason of any loss or damage to any Collateral and any proceeds thereof and all replacements, additions, accessions, substitutions, proceeds and products relating to or arising from any of the Collateral; and

         (d) All of Grantor's rights in the Granted Rights as they relate to all literary, dramatic, musical and other material created for the Picture or upon which the Picture was based or to. be based, in whole or in part, or which are used in connection with the Picture, including, without limitation, screenplays and any underlying materials upon which screenplays are based, and all common law and statutory domestic and foreign copyrights, and any rights related to copyright and/or neighboring rights recognized under the law of any foreign jurisdiction, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said literary, dramatic, musical and other written material; but only to the extent necessary to protect BAM's ability to exercise the Granted Rights in the Picture in the manner and to the extent provided for in the Agreement.